Exhibit 99.2

DIRECTORS' RESOLUTION

OF

Zhanling International Limited

(the "Company")

WHEREAS:

A. NingNing Xu has consented to step down as the President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors of the Company.

B. YongQing Liu has consented to act as the New President, Chief Executive Officer, and Chairman of the Board of Directors of the Company.

C. ZhenSheng Li has consented to act as the Chief Financial Officer and the director of the Company.

BE IT RESOLVED THAT:

A. NingNing Xu be accepted to step down as the President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors of the Company.

B. YongQing Liu be accepted to act as the New President, Chief Executive Officer, and Chairman of the Board of Directors of the Company.

C. ZhenSheng Li be accepted to act as the Chief Financial Officer and the director of the Company.

Effective date: March 28, 2024

YongQing Liu

ZhenSheng Li

NingNing Xu